Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to use in this Joint Proxy Statement that is made part of this Registration Statement (Form S-4) of Redhook Ale Brewery, Incorporated:
Our report dated March 25, 2008, with respect to the balance sheets of Redhook Ale Brewery, Incorporated as of December 31, 2007 and 2006, and the related statements of operations, common stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2007, which is incorporated by reference in this Registration Statement.
Our report dated March 25, 2008, with respect to the balance sheets of Craft Brands Alliance LLC as of December 31, 2007 and 2006, and the related statements of income, members’ equity and cash flows for the years ended December 31, 2007 and 2006, which is incorporated by reference in this Registration.
We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ Moss Adams LLP
Seattle, Washington
March 25, 2008